MANAGEMENT AGREEMENT
THIS AGREEMENT, made as of the
2nd day of April, 1993, among DEAN
WITTER WORLD CURRENCY FUND L.P., a
Delaware limited partnership (the
"Partnership"), DEMETER MANAGEMENT
CORPORATION, a Delaware corporation (the
"General Partner"), and COLORADO
COMMODITIES MANAGEMENT CORPORATION, a
Colorado corporation (the "Trading
Advisor").
W I T N E S S E T H:
WHEREAS, the Partnership has
been organized to engage primarily in
speculative trading of futures and
forward contracts and options on futures
on a diversified portfolio of foreign
currencies and related instruments
(hereinafter referred to collectively as
"commodity interest contracts") and
securities (such as United States
Treasury bills) approved by the
Commodity Futures Trading Commission
(the "CFTC") for investment of customer
funds;
WHEREAS, the Trading Advisor
has extensive experience trading in
commodity interest contracts and is
willing to provide certain services and
undertake certain obligations as set
forth herein;
WHEREAS, the Partnership
desires the Trading Advisor to act as a
trading advisor for the Partnership and
to make investment decisions with
respect to commodity interest contracts
for its allocated share of the
Partnership's Net Assets and the Trading
Advisor desires so to act;
WHEREAS, the Partnership plans
to offer Units of Limited Partnership
Interest ("Units") to investors in a
public offering under the Securities Act
of 1933, as amended (the "Securities
Act"), pursuant to a Registration
Statement on Form S-l (No. 33-55806) (as
amended from time to time, the
"Registration Statement") and a final
Prospectus dated February 5, 1993,
constituting a part thereof (as amended
and supplemented, the "Prospectus"); and
WHEREAS, the Partnership, the
General Partner and the Trading Advisor
wish to enter into this Management
Agreement which, among other things,
sets forth certain terms and conditions
upon which the Trading Advisor will
conduct a portion of the Partnership's
commodity interest contract trading;
NOW, THEREFORE, the parties
hereto hereby agree as follows:
1.	Undertakings in
Connection with
the Offering of
Units.
(a)	The Trading Advisor
agrees:  (i) to make all disclosures
regarding itself, its principals and
affiliates, its trading performance, its
trading systems, methods, and strategies
(subject to the need, in the reasonable
discretion of the Trading Advisor, to
preserve the secrecy of proprietary
information concerning such systems,
methods, and strategies), any client
accounts over which it has direct or
indirect discretionary trading authority
(other than the names of any such
clients), and otherwise, as the
Partnership may reasonably require (x)
to be made in the Partnership's
Prospectus required by Section 4.21 of
the CFTC's Regulations, including any
amendments or supplements thereto, or
(y) to comply with any applicable
federal or state law or rule or
regulation, including those of the
Securities and Exchange Commission (the
"SEC"), the CFTC, the National Futures
Association (the "NFA"), the National
Association of Securities Dealers, Inc.
(the "NASD") or any other regulatory
body, exchange, or board; and (ii)
otherwise to cooperate with the
Partnership and the General Partner by
       providing information regarding
the Trading Advisor in connection with
the preparation and filing of the
Registration Statement and Prospectus,
including any pre- or post-effective
amendments or supplements thereto, with
the SEC, CFTC, NFA, NASD, and with
appropriate governmental authorities as
part of making application for
registration of the Units under the
securities or Blue Sky laws of such
jurisdictions as the Partnership may
deem appropriate.
(b)	The General Partner, in
its sole discretion and at any time
prior to the commencement of trading
operations, may (i) withdraw the SEC
registration of the Units, or
(ii) discontinue the offering of Units.
Upon any such withdrawal or
discontinuance, this Agreement shall be
terminated.
(c)	If, while Units continue
to be offered and sold, the Trading
Advisor becomes aware of any untrue or
misleading statement or omission
regarding itself or any of its
principals or affiliates in the
Registration Statement or Prospectus, or
of the occurrence of any event or change
in circumstances which would result in
there being any untrue or misleading
statement or omission in the
Registration Statement or Prospectus
regarding itself or any of its
principals or affiliates, such Trading
Advisor shall promptly notify the
General Partner and shall cooperate with
it in the preparation of any necessary
amendments or supplements to the
Registration Statement or Prospectus.
2.	Duties of the
Trading
Advisor.
(a)	Upon the commencement of
trading operations by the Partnership,
the Trading Advisor hereby agrees to act as a Trading Advisor for the Partnership and, as such, shall have sole authority and responsibility for directing the
       investment and reinvestment of
its allocable share of the Net Assets of the Partnership pursuant to its
Currency/Financial Program on the terms
and conditions and in accordance with
the prohibitions and trading policies
set forth in this Agreement, the
Partnership's Limited Partnership
Agreement as from time to time in effect
(the "Limited Partnership Agreement"),
and the Prospectus; provided, however,
that the General Partner may override
the instructions of the Trading Advisor
to the extent necessary (i) to comply
with the trading policies of the
Partnership described in the Limited
Partnership Agreement and the Prospectus
(as amended as provided herein) and with applicable speculative position limits,
(ii) to fund any distributions,
redemptions, or reapportionments among
other trading advisors to the
Partnership, (iii) to pay the
Partnership's expenses, (iv) to the
extent the General Partner reasonably
believes doing so is necessary for the
protection of the Partnership, (v) to
terminate the commodity trading of the
Partnership, or (vi) to comply with any
applicable law or regulation.  The
General Partner agrees not to override
any such instructions for the reasons
specified in clauses (ii) or (iii) of
the preceding sentence unless the
Trading Advisor fails to comply with a
request of the General Partner to make
the necessary amount of funds available
to the Partnership within five days of
such request. The Trading Advisor shall not be liable for the consequences of any decision by the General Partner to override instructions of the Trading
Advisor, except to the extent that the
Trading Advisor is in breach of this
Agreement.  In performing services for
the Partnership, the Trading Advisor may not materially alter or change the trading program used by the Trading
Advisor in investing and reinvesting its allocable share of the Partnership's Net
Assets in commodity interest contracts
as described in the Prospectus without
the prior written consent of the General
Partner.

(b)	The Trading Advisor
shall:
(i)	Exercise good
faith and due care in determining the
trades in commodity interest contracts
for the account of the Partnership in
accordance with the prohibitions and
trading policies of the Partnership and
the trading systems, methods, and
strategies of the Trading Advisor
described in the Prospectus which relate
to the Currency/Financial Program and
the Trading Advisor's general trading
techniques, with such changes and
additions to the Currency/Financial
Program, methods or strategies as the
Trading Advisor, from time to time,
incorporates into its trading approach
for accounts the size of the
Partnership, subject to prior written
approval by the General Partner of any
material changes and additions, it being
understood that changes in the commodity
interest contracts traded will not be
deemed a material change or addition.
(ii)	Provide the
General Partner, within 30 days of a
request therefor by the General Partner,
with information comparing the
performance of the Partnership's account
and the performance of all other
accounts directed by the Trading Advisor
using the trading program used by the
Trading Advisor for the Partnership over
a specified period of time.  In
providing such information, the Trading
Advisor may take such steps as are
necessary to assure the confidentiality
of the Trading Advisor's clients'
identities.  The Trading Advisor shall,
upon the General Partner's request,
consult with the General Partner
concerning any discrepancies between the
performance of such other accounts and
the Partnership's account.  The Trading
Advisor shall at any time inform the
General Partner of any material
discrepancies of which the Trading
       Advisor is aware.  The General
Partner acknowledges that the Trading
Advisor offers multiple trading programs
and that different trading strategies or
methods may be utilized for differing
sizes of accounts, accounts with
different trading policies, accounts
experiencing differing inflows or
outflows of equity, accounts which
commence trading at different times,
accounts which have different portfolios
or different fiscal years and that such
difference may cause divergent trading
results.
(iii)	Subject to
reasonable assurances of confidentiality
by the General Partner and the
Partnership, provide the General Partner
with all material information concerning
the Trading Advisor (including, without
limitation, information relating to
changes in control, personnel, trading
approach, material administrative,
civil, or criminal actions, or financial
condition) but nothing herein shall
require the Trading Advisor to disclose
proprietary information concerning its
trading system.  The General Partner
acknowledges that the Trading Advisor's
trading approach and all trading
instructions made by the Trading Advisor
are confidential property of the Trading
Advisor and will at all times be held in
confidence by the General Partner,
except to the extent necessary to
conduct the business of the Partnership
or as required by law.
(iv)	Inform the General
Partner when the open positions
maintained by the Trading Advisor exceed
the Trading Advisor's applicable
speculative position limits.
(c)	All purchases and sales
of commodity interest contracts pursuant
to this Agreement shall be for the
account, and at the risk, of the
Partnership and not for the account, or
at the risk, of the Trading Advisor or
any of its stockholders, directors,
officers, employees, or affiliates, or
any other person, if any, who directly
       or indirectly controls the
Trading Advisor within the meaning of
the Securities Act.  All brokerage fees
and commissions arising from trading by
the Trading Advisor shall be for the
account of the Partnership.
(d)	Prior to the commencement
of trading by the Partnership, the
General Partner on behalf of the
Partnership shall deliver to the Trading
Advisor a trading authorization
appointing the Trading Advisor the
Partnership's attorney-in-fact for such
purpose.
3.	Designation of
Additional
Trading
Advisors and
Reallocation of
Net Assets.
(a)	If the General Partner at
any time deems it to be in the best
interests of the Partnership, the
General Partner may designate an
additional trading advisor or advisors
for the Partnership and may apportion to
such additional trading advisor(s) the
management of such amounts of Net Assets
(as defined in Section 6(c) hereof) as
the General Partner shall determine in
its absolute discretion.  The
designation of an additional trading
advisor or advisors and the
apportionment of Net Assets to any such
trading advisor(s) pursuant to this
Section 3 shall neither terminate this
Agreement nor modify in any regard the
respective rights and obligations of the
Partnership, the General Partner, and
the Trading Advisor hereunder.  In the
event that an additional trading advisor
or advisors is so designated, the
Trading Advisor shall thereafter receive
management and incentive fees based,
respectively, on that portion of the Net
Assets managed by the Trading Advisor
and the Trading Profits attributable to
the trading by the Trading Advisor.
(b)	The General Partner may
at any time and from time to time upon
       two business days' prior notice
reallocate Net Assets allocated to the
Trading Advisor to any other trading
advisor or advisors of the Partnership
or allocate additional Net Assets upon
two business days' prior notice to the
Trading Advisor from such other trading
advisor or advisors.
4.	Trading
Advisors
Independent.
For all purposes of this
Agreement, the Trading Advisor shall be
deemed to be an independent contractor
and shall, unless otherwise expressly
provided herein or authorized, have no
authority to act for, represent, or bind
the Partnership in any way or otherwise
be deemed an agent of the Partnership.
Nothing contained herein shall be deemed
to require the Partnership to take any
action contrary to the Limited
Partnership Agreement, the Certificate
of Limited Partnership of the
Partnership as from time to time in
effect (the "Certificate of Limited
Partnership"), or any applicable law or
rule or regulation of any regulatory
body, exchange, board, or authority.
Nothing herein contained shall
constitute the Trading Advisor or any
other trading advisor or advisors for
the Partnership as members of any
partnership, joint venture, association,
syndicate or other entity, or be deemed
to confer on any of them any express,
implied, or apparent authority to incur
any obligation or liability on behalf of
any other.  It is expressly agreed that
the Trading Advisor is neither a
promoter, sponsor, or issuer with
respect to the Partnership, nor does the
Trading Advisor have any authority or
responsibility with respect to the sale
or issuance of Units.
5.	Commodity
Broker.
The Trading Advisor shall
effect all transactions in commodity
interests (including all forward
contracts) for the Partnership through,
and shall maintain a separate account
with, such commodity broker or brokers
as the General Partner shall direct.  At
the present time, Dean Witter Reynolds
Inc. ("DWR") shall act as commodity
broker for the Partnership.  The General
Partner shall provide the Trading
Advisor with copies of brokerage
statements.  Notwithstanding that DWR
shall act as the commodity broker for
the Partnership, the Trading Advisor may
execute trades through floor brokers
other than those employed by DWR so long
as arrangements are made for such floor
brokers to "give up" or transfer the
position to DWR.
6.	Fees.
(a)	For the services to be
rendered to the Partnership by the
Trading Advisor under this Agreement,
the Partnership shall pay the Trading
Advisor the following fees:
(i)	A monthly
management fee, without regard to the
profitability of the Trading Advisor's
trading for the Partnership's account,
equal to 1/4 of 1% (a 3% annual rate) of
the "Net Assets" of the Partnership
allocated to the Trading Advisor (as
defined in Section 6(c)) as of the end
of each calendar month (before additions
and deduction of the management fee, any
accrued incentive fee, and any
redemptions and distributions as of the
end of such month).
(ii)	A quarterly
incentive fee equal to 17.5% of the
"Trading Profits" (as defined in Section
6(d)) as of the end of each calendar
quarter, payable on a non-netted basis
vis-a-vis other trading advisor(s) for
the Partnership.  The initial incentive
period will commence on the date of the
Partnership's first closing (the "First
Closing") and shall end on the last day
of the first calendar quarter ending
after such First Closing occurs.  Any
accrued incentive fees with respect to
any Units redeemed at the end of the
       month which is not the end of a
calender quarter will be deducted and
paid to the Trading Advisor at the time
of redemption and any Trading Profits
with respect to such Units will not be
included for purposes of determining
incentive fees thereafter.
(b)	If this Agreement is
terminated on a date other than the end
of a calendar quarter, the incentive fee described above shall be determined as if such date were the end of a calendar quarter. If this Agreement is terminated on a date other than the end of a calendar month, the management fee described above shall be determined as if such date were the end of a month, but such fee shall be prorated based on the ratio of the number of trading days in the month through the date of termination to the total number of trading days in the month. If, during any month after the Partnership commences trading operations (including the month in which the Partnership commences such operations), the
Partnership does not conduct business
operations, or suspends trading for the
account of the Partnership managed by
the Trading Advisor, or, as a result of
an act or material failure to act by the Trading Advisor, is otherwise unable to utilize the trading advice of the Trading Advisor on any of the trading days of that period for any reason, the management fee described above shall be prorated based on the ratio of the number of trading days in the month which the Partnership account managed by the Trading Advisor engaged in trading operations or utilizes the trading advice of the Trading Advisor to the total number of trading days in the month. The management fee payable to the Trading Advisor for the month in which the Partnership begins to receive trading advice from the Trading Advisor pursuant to this Agreement shall be prorated based on the ratio of the number of trading days in the month from the day the Partnership allocates funds to the Trading Advisor to the total number of trading days in the month.

(c)	As used herein, the term
"Net Assets" shall have the same meaning
as in Section 7(d) of the Limited
Partnership Agreement of the
Partnership.
(d)	As used herein, the term
"Trading Profits" shall mean net
commodity interest contract trading
profits (realized and unrealized) earned
on the Partnership's Net Assets
(excluding interest earned or credited
on the Partnership's Net Assets)
allocated to the Trading Advisor,
decreased by the Trading Advisor's
monthly management fees, and the
brokerage commissions, floor brokerage
fees, give up or transfer fees, NFA
fees, and other transaction fees and
costs relating to the Trading Advisor's
allocated Net Assets and a pro rata
portion of administrative expenses not
attributable to a particular trading
advisor, and other fees and expenses
(excluding extraordinary expenses) which
are attributable to the trading of the
Trading Advisor's allocated Net Assets;
with such trading profits and items of
decrease determined from the end of the
last calendar quarter at which an
incentive fee was earned by the Trading
Advisor or, if no incentive fee has been
earned previously by the Trading
Advisor, from the date that the
Partnership commenced trading to the end
of the calendar quarter as of which such
incentive fee calculation is being made.
(e)	If any payment of
incentive fees is made to the Trading
Advisor on account of Trading Profits
earned by the Partnership on Net Assets
allocated to the Trading Advisor and the
Partnership thereafter fails to earn
Trading Profits or experiences losses
for any subsequent incentive period with
respect to such amounts so allocated,
the Trading Advisor shall be entitled to
retain such amounts of incentive fees
previously paid to the Trading Advisor
       in respect of such Trading
Profits.  However, no subsequent
incentive fees shall be payable to the
Trading Advisor until the Partnership
has again earned Trading Profits on the
Trading Advisor's allocated Net Assets;
provided, however, that if the Trading
Advisor's allocated Net Assets are
reduced because of redemptions or
reallocations which occur at the end of,
or subsequent to, a calendar quarter in
which the Trading Advisor experiences a
commodity interest trading loss with
respect to Net Assets allocated to the
Trading Advisor, the trading loss for
that incentive period which must be
recovered before the Trading Advisor's
allocated Net Assets will be deemed to
experience Trading Profits will be equal
to the amount determined by (x) dividing
the Trading Advisor's allocated Net
Assets after such redemptions or
reallocations by the Trading Advisor's
allocated Net Assets immediately before
such redemptions or reallocations and
(y) multiplying that fraction by the
amount of the unrecovered commodity
interest trading loss experienced in
that incentive period prior to
redemptions or reallocations.  In the
event that the Partnership experiences a
commodity interest trading loss in more
than one calendar quarter with respect
to the Trading Advisor's allocated Net
Assets without an intervening payment of
an incentive fee and Net Assets are
reduced in more than one such calendar
quarter because of redemptions or
reallocations, then the trading loss for
each such incentive period shall be
adjusted in accordance with the formula
described above and only such reduced
amount of commodity interest trading
loss shall be carried forward and used
to offset subsequent commodity interest
trading profits.  The portion of
redemptions to be allocated to the Net
Assets of the Partnership managed by
each of the trading advisors to the
Partnership shall be in the sole
discretion of the General Partner.
(f)	If a loss carryforward
exists at the time of the second or
       third closings, the loss,
carryforward in effect for purposes of
calculating a quarterly incentive fee
shall be deemed to be increased by an
amount calculated as follows:  the
product of (i) the amount of the loss
carryforward multiplied by (ii) the
amount of new funds allocated to the
Trading Advisor at each such closing at
which there is a loss carryforward
divided by the Trading Advisor's
allocated Net Assets immediately prior
to the allocation of such new funds.
(g)	No increase in either the
incentive fee or the management fee
payable by the Partnership may take
effect until the first business day
following a Redemption Date, provided
that:  (i) notice of such increase is
mailed to each Limited Partner at least
five business days prior to the last
date on which a "Request for Redemption"
must be received by the General Partner
with respect to the applicable
Redemption Date; and (ii) such notice
describes the voting rights of Limited
Partners.
7.	Term.
This Agreement shall continue
in effect for a period of two years
after the end of the month in which the
Partnership commences trading
operations.  After such two-year period,
this Agreement will remain in effect but
the Trading Advisor may terminate this
Agreement upon 30 days' prior written
notice to the Partnership.  This
Agreement shall terminate if the
Partnership terminates.  The Partnership
shall have the right to terminate this
Agreement at its discretion (a) upon 15
days' prior written notice to the
Trading Advisor or (b) at any time upon
written notice to the Trading Advisor
upon the occurrence of any of the
following events:  (i) if any person
described as a "principal" of the
Trading Advisor in the Prospectus ceases
for any reason to actively participate
in the management of the Trading
Advisor; (ii) if the Trading Advisor
       becomes bankrupt or insolvent;
(iii) if the Trading Advisor is unable
to use its trading systems or methods as
in effect on the date hereof and as
refined and modified in the future for
the benefit of the Partnership; (iv) if
the registration, as a commodity trading
advisor or otherwise, of the Trading
Advisor with the CFTC or its membership
in the NFA is revoked, suspended,
terminated, or not renewed, or limited
or qualified in any respect; (v) except
as provided in Section 11 hereof, if the
Trading Advisor merges or consolidates
with, or sells or otherwise transfers
its advisory business, or all or a
substantial portion of its assets, any
portion of its commodity trading systems
or methods, or its goodwill to, any
individual or entity; (vi) if the
Trading Advisor's initially allocated
Net Assets, after adjusting for
distributions, redemptions, or
reallocations, if any, shall decline by
50% or more as a result of trading
losses; (vii) if, at any time, the
Trading Advisor violates any trading
policy set forth in the Limited
Partnership Agreement or the Prospectus
or any administrative policy described
in writing by the General Partner,
except with the prior express written
consent of the General Partner; or
(viii) if the Trading Advisor fails in a
material manner to perform any of its
obligations under this Agreement.  The
Trading Advisor may terminate this
Agreement at any time, upon written
notice to the Partnership, in the event:
(i) of the receipt by the Trading
Advisor of an opinion of independent
counsel that by reason of the Trading
Advisor's activities with respect to the
Partnership, it is required to register
as an investment adviser under the
Investment Advisers Act of 1940 and it
is not so registered; (ii) that the
General Partner imposes additional
trading limitation(s) in the form of one
or more trading policies or
administrative policies which the
Trading Advisor does not agree to follow
in its management of its allocable share
of the Partnership's Net Assets; (iii)
       the General Partner objects to
the Trading Advisor implementing a
proposed material change in the Trading
Advisor's trading program(s) used by the
Partnership and the Trading Advisor
certifies to the General Partner in
writing that it believes such change is
in the best interests of the
Partnership; (iv) the General Partner
overrides a trading instruction of the
Trading Advisor for reasons unrelated to
a determination by the General Partner
that the Trading Advisor has violated
the Partnership's trading policies and
the Trading Advisor certifies to the
General Partner in writing that as a
result, the Trading Advisor believes the
performance results of the Trading
Advisor relating to the Partnership will
be materially adversely affected; (v)
the Partnership materially breaches this
Agreement and does not correct the
breach within 10 days of receipt of a
written notice of such breach from the
Trading Advisor; (vi) the Trading
Advisor has amended its trading program
to include a foreign futures or option
contract which may lawfully be traded by
the Partnership under CFTC regulations
and counsel, mutually acceptable to the
parties, has not opined that such
inclusion would cause adverse tax
consequences to Limited Partners and the
General Partner does not consent to the
Trading Advisor's trading such contract
for the Partnership within 5 business
days of a written request by the Trading
Advisor to do so, and, if such consent
is given, does not make arrangements to
facilitate such trading within 30 days
of such notice; (vii) the Trading
Advisor's allocable share of the
Partnership's Net Assets are below $1
million; and (viii) if the registration,
as a commodity pool operator, of the
General Partner with the CFTC or its
membership in the NFA is revoked,
suspended, terminated, or not renewed or
limited or qualified in any respect.
The indemnities set forth in
Section 8 hereof shall survive any
termination of this Agreement.
8.	Standard of
Liability;
Indemnification
s.
(a)	The Partnership.  The
Partnership and the General Partner
shall indemnify, defend, and hold
harmless the Trading Advisor, its
controlling persons, their affiliates
and their respective directors,
officers, shareholders, employees, and
controlling persons, from and against
any and all losses, claims, damages,
liabilities (joint and several), costs,
and expenses (including any reasonable
attorneys' and accounting fees and
expenses incurred in defense of any
demands, claims and lawsuits, and any
reasonable investigatory, and other
expenses incurred in connection with,
and any amounts paid in, any settlement;
provided that the Partnership shall have
approved such settlement) resulting from
a demand, claim, lawsuit, action, or
proceeding (other than those incurred as
a result of claims brought by or in the
right of an indemnified party) relating
to the business or activities undertaken
by the Trading Advisor pursuant to this
Agreement or a breach of this Agreement
or a representation, warranty or
covenant herein by the General Partner
or the Partnership; provided that a
court of competent jurisdiction upon
entry of a final judgement finds (or, if
no final judgement is entered, an
opinion is rendered to the Partnership
by independent counsel reasonably
acceptable to both parties) to the
effect that the action or inaction of
such indemnified party that was the
subject of the demand, claim, lawsuit,
action, or proceeding did not constitute
negligence, misconduct, or a breach of
this Agreement or of a representation,
warranty or covenant herein and was done
in good faith and in a manner such
indemnified party reasonably believed to
be in, or not opposed to, the best
interests of the Partnership.  The
termination of any demand, claim,
       lawsuit, action, or proceeding by
settlement shall not, of itself, create
a presumption that the conduct in
question was not undertaken in good
faith and in a manner reasonably
believed to be in, or not opposed to,
the best interests of the Partnership.
No indemnification shall be
due hereunder for any matter for which
any person or entity is indemnified by
the Trading Advisor under the Selling
Agreement.
(b)	The Trading Advisor.  In
respect of the Trading Advisor's role in
the commodity interest contract trading
of the Partnership's assets, none of the
Trading Advisor, or its controlling
persons, its affiliates, and their
respective directors, officers,
shareholders, employees or controlling
persons shall be liable to the
Partnership or the General Partner or
their partners, officers, shareholders,
directors or controlling persons except
that the Trading Advisor will be liable
for acts or omissions of any such person
provided that such act or omission
constitutes a breach of this Agreement
or of a representation, warranty or
covenant herein, misconduct or
negligence or is the result of any such
person not having acted in good faith
and in the reasonable belief that such
actions or omissions were in, or not
opposed to, the best interests of the
Partnership.
The Trading Advisor shall
indemnify, defend and hold harmless the
Partnership and the General Partner,
their controlling persons, their
affiliates and their respective
directors, officers, partners,
shareholders, employees, and controlling
persons from and against any and all
losses, claims, damages, liabilities
(joint and several), costs, and expenses
(including any reasonable investigatory,
legal, and other expenses incurred in
connection with, and any amounts paid
in, any settlement; provided that the
Trading Advisor shall have approved such
       settlement) incurred as a result
of any action or omission involving the
Partnership's commodity interest
contract trading of the Trading Advisor,
or any of its controlling persons or
affiliates or their respective
directors, officers, partners,
shareholders, or employees; provided
that such liability arises from an act
or omission of the Trading Advisor, or
any of its controlling persons or
affiliates or their respective
directors, officers, partners,
shareholders, or employees which is
found by a court of competent
jurisdiction upon entry of a final
judgment (or, if no final judgment is
entered, an opinion is rendered to the
Partnership and the Trading Advisor by
independent counsel reasonably
acceptable to both parties) to be a
breach of this Agreement or of a
representation, warranty or covenant
herein, the result of bad faith,
misconduct or negligence, or conduct not
done in good faith in the reasonable
belief that it was in, or not opposed
to, the best interests of the
Partnership.
No indemnification shall be
due hereunder for any matter for which
any person or entity is indemnified by
the Partnership under the Selling
Agreement.
(c)	Promptly after receipt by
an indemnified party under Sections 8(a)
and (b) hereof of notice of the
commencement of any action, claim, or
proceeding to which either of such
subsections may apply, the indemnified
party will notify the indemnifying party
in writing of the commencement thereof
if a claim in respect thereof is to be
made against the indemnifying party
under either of such subsections; but
the omission so to notify the
indemnifying party will not relieve the
indemnifying party from any liability
which the indemnifying party may have to
the indemnified party otherwise than
under either of such subsections, except
where such omission has materially
       prejudiced the indemnifying
party.  In case any action, claim, or
proceeding is brought against an
indemnified party and the indemnified
party notifies the indemnifying party of
the commencement thereof as provided
above, the indemnifying party will be
entitled to participate therein and, to
the extent that the indemnifying party
desires, to assume the defense thereof
with counsel selected by the
indemnifying party and not unreasonably
disapproved by the indemnified party.
After notice from the indemnifying party
to the indemnified party of the
indemnifying party's election so to
assume the defense thereof as provided
above, the indemnifying party will not
be liable to the indemnified party under
either of such subsections for any legal
and other expenses subsequently incurred
by the indemnified party in connection
with the defense thereof, other than
reasonable costs of investigation.
Notwithstanding the preceding
paragraph, if, in any action, claim, or
proceeding as to which indemnification
is or may be available under Sections
8(a) and (b) hereof, an indemnified
party reasonably determines that its
interests are or may be adverse, in
whole or in part, to the indemnifying
party's interests or that there may be
legal defenses available to the
indemnified party which are different
from, in addition to, or inconsistent
with the defenses available to the
indemnifying party, the indemnified
party may retain its own counsel in
connection with such action, claim, or
proceeding and will be indemnified by
the indemnifying party for any legal and
other expenses reasonably incurred in
connection with investigating or
defending such action, claim, or
proceeding.  In no event, however, will
the indemnifying party be liable for the
fees and expenses of more than one
counsel for all indemnified parties in
connection with any one action, claim or
proceeding or in connection with
separate but similar or related actions,
claims, or proceedings in the same
       jurisdiction arising out of the
same general allegations.  The
indemnifying party will not be liable
for any settlement of any action, claim
or proceeding effected without the
indemnifying party's express written
consent, but if any action, claim, or
proceeding is settled with the
indemnifying party's express written
consent or if there is a final judgment
for the plaintiff in any such action,
claim, or proceeding, the indemnifying
party will indemnify, defend, and hold
harmless an indemnified party as
provided in Sections 8(a) and (b)
hereof.
(d)	The foregoing agreements
of indemnity shall be in addition to,
and shall in no respect limit or
restrict, any other remedies which may
be available to an indemnified person.
9.	Right to Advise
Others and
Uniformity of
Acts and
Practices.
(a)	The Trading Advisor is
engaged in the business of advising
investors as to the purchase and sale of
commodity interest contracts.  During
the term of this Agreement, the Trading
Advisor, its principals, and its
affiliates will be advising other
investors (including officers,
directors, and employees of the Trading
Advisor and their families, principals
and affiliates of the Trading Advisor,
and stockholders, officers, directors,
and employees of the principals and
affiliates of the Trading Advisor and
their families) and trading for their
own accounts.  However, under no
circumstances shall the Trading Advisor
by any act or omission knowingly favor
any account advised or managed by the
Trading Advisor over the account of the
Partnership in any way or manner (other
than by charging different management
and/or incentive fees).  The Trading
Advisor agrees to treat the Partnership
in a fiduciary capacity to the extent
       recognized by applicable law,
but, subject to that standard, the
Trading Advisor or any of its principals
or affiliates shall be free to advise
and manage accounts for other investors
(and to charge fees that are different
from the fees charged to the
Partnership) and shall be free to trade
on the basis of the same trading program
employed by the Trading Advisor for the
account of the Partnership, or trading
systems, methods, or strategies which
are entirely independent of, or
materially different from, the trading
program employed for the account of the
Partnership, and shall be free to
compete for the same commodity interest
contracts as the Partnership or to take
positions opposite to the Partnership,
where such actions do not knowingly or
deliberately prefer any of such accounts
over the account of the Partnership.
(b)	The Trading Advisor shall
not be restricted as to the number or
nature of its clients, except that:  (i)
so long as the Trading Advisor acts as a
trading advisor for the Partnership,
neither the Trading Advisor nor any of
its principals or affiliates shall hold
knowingly any position or control any
other account which would cause the
Partnership, the Trading Advisor, or the
principals or affiliates of the Trading
Advisor to be in violation of the
Commodity Exchange Act or any
regulations promulgated thereunder, any
applicable rule or regulation of the
CFTC or any other regulatory body,
exchange, or board; and (ii) neither the
Trading Advisor nor any of its
principals or affiliates shall render
commodity trading advice to any other
individual or entity or otherwise engage
in activity which shall knowingly cause
positions in commodity interest
contracts to be attributed to the
Trading Advisor under the rules or
regulations of the CFTC or any other
regulatory body, exchange, or board so
as to require the significant
modification of positions taken or
intended for the account of the
Partnership; provided that the Trading
       Advisor may modify its trading
systems, methods, or strategies to
accommodate the trading of additional
funds or accounts.  If applicable
speculative position limits are exceeded
by the Trading Advisor in the opinion of
(i) independent counsel (who shall be
other than counsel to the Partnership),
(ii) the CFTC, or (iii) any other
regulatory body, exchange, or board, the
Trading Advisor and its principals and
affiliates shall promptly and in good
faith liquidate positions equitably
among all of their accounts, including
the Partnership's account, as to which
positions are attributed to the Trading
Advisor as nearly as possible in
proportion to the accounts' respective
amounts available for trading (taking
into account different degrees of
leverage) to the extent necessary to
comply with the applicable position
limits.
10.	Representations,
Warranties, and
Covenants.
(a)	Representations of the
Trading Advisor.  The Trading Advisor
represents and warrants that:
(i)	It will exercise
good faith and due care in trading on
behalf of the Partnership pursuant to
the trading program described in the
Prospectus or any other trading programs
agreed to by the General Partner.
(ii)	All information
furnished or to be furnished in writing
to the General Partner by the Trading
Advisor relating to the Trading Advisor
or its trading is or will be accurate
and complete in all material respects.
(iii)	The Trading
Advisor has reviewed the information
concerning the Trading Advisor set forth
in the Registration Statement and
Prospectus and such information is
accurate in all material respects;
provided, however, that, with respect to
the hypothetical pro forma table and
       notes thereto relating to the
Trading Advisor contained in the
Registration Statement and Prospectus,
the only representation being made is
that the numerical and other information
furnished to the Partnership for
purposes of the General Partner's
preparation of such table and notes is
accurate in all material respects.
(iv)	The Trading
Advisor shall follow, at all times, the
Trading Policies of the Partnership (as
described in the Prospectus) and as
amended from time to time with the
consent of the Trading Advisor, which
consent shall not be unreasonably
withheld.
(v)	The Trading
Advisor shall trade the Partnership's
Net Assets:  (A) pursuant to the same
trading program described herein and in
the Prospectus and (B) only in futures
and option contracts traded on U.S.
contract markets, foreign currency
forward contracts traded with DWR, and
such other commodity interests which are
approved in writing by the General
Partner.
(b)	Covenants of the Trading
Advisor.  The Trading Advisor covenants
and agrees that:
(i)	The Trading
Advisor shall use its best efforts to
maintain all registrations and
memberships necessary for the Trading
Advisor to continue to act as described
herein and to at all times comply in all
material respects with all applicable
laws, rules, and regulations, to the
extent that the failure to so comply
would have a materially adverse effect
on the Trading Advisor's ability to act
as described herein.
(ii)	The Trading
Advisor shall inform the General Partner
immediately as soon as the Trading
Advisor or any of its principals
described in the Prospectus becomes the
subject of any investigation, claim, or
       proceeding of any exchange,
commission, court or regulatory
authority or becomes a named party to
any litigation materially affecting the
business of the Trading Advisor.  The
Trading Advisor shall also inform the
General Partner immediately if the
Trading Advisor or any of its officers
becomes aware of any breach of this
Agreement by the Trading Advisor.
(c)	Covenants of the General
Partner.  The General Partner covenants
and agrees that:
(i)	The General
Partner shall use its best efforts to
maintain all registrations and
memberships necessary for the General
Partner to continue to act as described
herein and in the Prospectus and to at
all times comply in all material
respects with all applicable laws,
rules, and regulations, to the extent
that the failure to so comply would have
a materially adverse effect on the
General Partner's ability to act as
described herein and in the Prospectus.
(ii)	The General
Partner shall inform the Trading Advisor
immediately as soon as the General
Partner or any of its principals
described in the Prospectus becomes the
subject of any investigation, claim, or
proceeding of any exchange, commission,
court or regulatory authority or becomes
a named party to any litigation
materially affecting the business of the
General Partner.  The General Partner
shall also inform the Trading Advisor
immediately if the General Partner or
any of its officers become aware of any
breach of this Agreement by the General
Partner.
11.	Merger or
Transfer of
Assets of
Trading
Advisor.
The Trading Advisor may merge
or consolidate with, or sell or
       otherwise transfer its advisory
business, or all or a substantial
portion of its assets, any portion of
its commodity trading systems or
methods, or its goodwill, to any entity
that is directly or indirectly
controlled by, controlling, or under
common control with, the Trading
Advisor, provided that such entity
expressly assumes all obligations of the
Trading Advisor under this Agreement and
agrees to continue to operate the
business of the Trading Advisor,
substantially as such business is being
conducted on the date hereof.
12.	Complete
Agreement.
This Agreement constitutes the
entire agreement between the parties
with respect to the matters referred to
herein, and no other agreement, verbal
or otherwise, shall be binding as
between the parties unless in writing
and signed by the party against whom
enforcement is sought.
13.	Assignment.
This Agreement may not be
assigned by any party hereto without the
express written consent of the other
parties hereto.
14.	Amendment.
This Agreement may not be
amended except by the written consent of
the parties hereto.
15.	Severability.
The invalidity or
unenforceability of any provision of
this Agreement or any covenant herein
contained shall not affect the validity
or enforceability of any other provision or covenant hereof or herein contained and any such invalid provision or covenant shall be deemed to be severable.

16.	Certificates
and Opinions.
The Trading Advisor shall, at
the Partnership's closings, provide such
certificates and opinions as are
specified in the Selling Agreement.
17.	Inconsistent
Filings.
Prior to the end of 90 days
following termination of the offering of
Units, the Trading Advisor agrees not to
file, participate in the filing of, or
publish any description of the Trading
Advisor, or of its respective principals
and affiliates or trading approaches
that is materially inconsistent with
those in the Registration Statement and
Prospectus, without so informing the
General Partner and furnishing to it
copies of all such filings within a
reasonable period prior to the date of
filing or publication.  No such
description shall be published or filed
to which the General Partner reasonably
objects, except as otherwise required by
law.  If a copy of any materially
inconsistent filing or publication is
filed or published after the 90th day
following termination of the offering of
Units, the Trading Advisor shall
promptly furnish the General Partner
with such a copy, but the Trading
Advisor need not give the General
Partner prior notice thereof.
18.	Disclosure
Documents.
During the term of this
Agreement, the Trading Advisor shall use
its best efforts to, but in any event
upon request of the General Partner
shall, furnish to the General Partner
promptly copies of all disclosure
documents filed with the CFTC or NFA by
the Trading Advisor and, during the
offering of Units, any and all notices
from the CFTC and/or the NFA regarding
any material deficiencies in such
       disclosure documents.  The
General Partner acknowledges receipt of
the Trading Advisor's disclosure
document dated March 1, 1993.
19.	Notices.
All notices required to be
delivered under this Agreement shall be
in writing and shall be effective when
delivered personally on the day
delivered, or when given by registered
or certified mail, postage prepaid,
return receipt requested, on the second
business day following the day on which
it is so mailed, addressed as follows
(or to such other address as the party
entitled to notice shall hereafter
designate in accordance with the terms
hereof):
if to the Partnership:

Dean Witter World
Currency Fund L.P.
c/o Demeter Management
Corporation
2 World Trade Center
62nd Floor
New York, New York  10048
Attn:  Mark J. Hawley
if to the General Partner:

Demeter Management
Corporation
2 World Trade Center
62nd Floor
New York, New York  10048
Attn:  Mark J. Hawley
if to the Trading Advisor:

Colorado Commodities
Management
  Corporation
Exeter Building, Suite
400
1050 Walnut Street
Boulder, Colorado  80302-
5143
Attn:  Steven D. Schlagel

20.	Survival.
The provisions of this
Agreement shall survive the termination
of this Agreement with respect to any
matter arising while this Agreement was
in effect.
21.	Governing Law.
This Agreement shall be
governed by, and construed and enforced
in accordance with, the law of the State
of New York, without reference to choice
of law doctrine.  If any action or
proceeding shall be brought by a party
to this Agreement or to enforce any
right or remedy under this Agreement,
each party hereto hereby consents and
will submit to the jurisdiction of the
courts of the State of New York or any
Federal court sitting in the County,
City, and State of New York.  Any action
or proceeding brought by any party to
this Agreement to enforce any right,
assert any claim, or obtain any relief
whatsoever in connection with this
Agreement shall be brought by such party
exclusively in the courts of the State
of New York or any Federal court sitting
in the County, City and State of New
York.
22.	Remedies.
In any action or proceeding
arising out of any of the provisions of
this Agreement, the Trading Advisor
agrees not to seek any prejudgment
equitable or ancillary relief.  The
Trading Advisor agrees that its sole
remedy in any such action or proceeding
shall be to seek actual monetary damages for any breach of this Agreement.

23.	Headings.
Headings to sections herein
are for the convenience of the parties
only and are not intended to be part of
or to affect the meaning or
interpretation of this Agreement.
IN WITNESS WHEREOF, this
Agreement has been executed for and on
behalf of the undersigned as of the day
and year first above written.

DEAN WITTER WORLD CURRENCY
FUND L.P. by Demeter
Management Corporation,
	General Partner
By  /s/  Mark J. Hawley
DEMETER MANAGEMENT
CORPORATION
By  /s/  Mark J. Hawley
COLORADO COMMODITIES
MANAGEMENT CORPORATION
By  /s/  Steven D. Schlagel